As filed with the Securities and Exchange Commission on December 20,1999

                                               Registration No. 333-_____
   ======================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          -------------------------

                                  FORM S-8
                           Registration Statement
                                    Under
                         The Securities Act of 1933

                          -------------------------

                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

            INDIANA                                      35-0827455
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                           400 East Spring Street
                           Bluffton, Indiana 46714
                  (Address of principal executive offices)

          FRANKLIN ELECTRIC CO., INC. EMPLOYEE STOCK OWNERSHIP PLAN
                          (Full title of the plan)

                             Gregg C. Sengstack
                   Vice President, Chief Financial Officer
                         Franklin Electric Co., Inc.
                           400 East Spring Street
                           Bluffton, Indiana 46714
                   (Name and address of agent for service)

                               (219) 824-2900
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                             Lauralyn G. Bengel
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5670

                          -------------------------


                       CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                                                 Maximum                Proposed
                                                Amount           Offering               Maximum             Amount of
            Title of Securities to be           to be            Price Per              Aggregate         Registration
                   Registered                 Registered         Share(1)          Offering Price(1)         Fee(1)
            -------------------------         ----------         ---------         -----------------      ------------
      Common Stock, par value $.10 per          50,000            $71.25               $3,562,500            $940.50
      share, including related Common
      Stock Purchase Rights

      Interests in the Plan                      (2)                (2)                   (2)                  (2)


     (1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $71.25, the average of the high and low sales prices of the Common Stock reported on the National Association of Securities Dealers Automated Quotation
              System on December 15, 1999.

     (2)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents which have been filed by Franklin Electric Co., Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1999, July 3, 1999 and October 2, 1999;

        (c) The Registrant's Current Reports on Form 8-K dated January 6, 1999, September 16, 1999 and October 19, 1999; and

        (d) The description of the Registrant's Common Stock, and related Common Stock Purchase Rights, contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on February 26, 1991 under Section 12 of the Securities Exchange Act of 1934, and the Registration Statement on Form S-4 (the Plan of Recapitalization) filed with the Commission on July 6, 1989.

        All documents subsequently filed by the Registrant and/or the Franklin Electric Co., Inc. Employee Stock Ownership Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Indiana Business Corporation Law permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Article VII of the By-laws of the Registrant ("Article VII") provides that each person who was or is a party to, or has been threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified by the Registrant, to the fullest extent authorized by the Indiana Business Corporation Law, as currently in effect, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that the individual's conduct was in good faith, and the individual reasonably believed that in the case of conduct in the individual's official capacity with the Registrant, that such conduct was in its best interest and in all other cases, that the individual's conduct was at least not opposed to its best interest, and in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Article VII provides that the rights conferred thereby are contract rights between the Registrant and each director or officer serving in each such capacity, and any repeal or modification of Article VII shall not affect any rights or obligations thereunder with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
   Article VII provides that the Registrant may, by action of the Board of Directors, provide indemnification to its employees or agents of the Registrant, to the same extent as the indemnification provided to a director or officer of the Registrant.

        The registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.  EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement. The Registrant has received from the Internal Revenue Service a determination that the Plan is qualified under Section 401 of the Internal Revenue Code and will make all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.





                                      4


   ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or

                                      5


   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.





























                                      6


                                 SIGNATURES
                                 ----------

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana on this 17th day of December, 1999.

                                 FRANKLIN ELECTRIC CO., INC.



                                 By:  /s/ William H. Lawson
                                      ----------------------------------
                                      William H. Lawson
                                      Chairman of the Board and
                                      Chief Executive Officer

        Each person whose signature appears below appoints each of William H. Lawson and Gregg C. Sengstack as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                            Title                                      Date
              ---------                            -----                                      ----
     /s/ William H. Lawson                 Chairman of the Board and                     December 17, 1999
     ----------------------------          Chief Executive Officer
     William H. Lawson                     (Principal Executive Officer)


     /s/ Gregg C. Sengstack                Vice President and Chief                      December 13, 1999
     ____________________________          Financial Officer (Principal
     Gregg C. Sengstack                    Financial and Accounting Officer)


                                                                7


              Signature                            Title                                         Date
              ---------                            -----                                         ----

     /s/ Jerome D. Brady                           Director                              December 14, 1999
     ----------------------------
     Jerome D. Brady


     /s/ John B. Lindsay                           Director                              December 14, 1999
     ----------------------------
     John B. Lindsay


     ----------------------------                  Director                              ______________, 1999
     Robert H. Little


     /s/ Patricia Schaefer                         Director                              December 14, 1999
     ----------------------------
     Patricia Schaefer


     ----------------------------                  Director                              ______________, 1999
     Donald J. Schneider


     /s/ R. Scott Trumbull                         Director                              December 14, 1999
     ----------------------------
     R. Scott Trumbull


     ----------------------------                  Director                              ______________, 1999
     Juris Vikmanis


     /s/ Howard B. Witt                            Director                              December 14, 1999
     ----------------------------
     Howard B. Witt














                                                                8


        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana, on December 13, 1999.


                       FRANKLIN ELECTRIC EMPLOYEE STOCK OWNERSHIP PLAN


                       By:  /s/ William H. Lawson
                            --------------------------------------------
                            William H. Lawson
                            Member, Employee Benefits Committee


                       By:  /s/ Gregg C. Sengstack
                            ---------------------------------------------
                            Gregg C. Sengstack
                            Member, Employee Benefits Committee


                       By:  /s/ Gary D. Ward
                            ---------------------------------------------
                            Gary D. Ward
                            Member, Employee Benefits Committee



























                                      9


                                EXHIBIT INDEX
                                -------------

   Exhibit
   Number         Exhibit
   -------        -------

     23           Consent of Deloitte & Touche LLP

     24 Powers of Attorney (as set forth in the signature pages hereto)